UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

WaterBridge Infrastructure LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42850 (Commission File Number)	33-4546086 (IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200
Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230‑8864

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	WBI	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 30, 2025, WaterBridge Infrastructure LLC (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the previously announced private placement of $825 million aggregate principal amount of 6.25% Senior Notes due 2030 and $600 million aggregate principal amount of 6.50% Senior Notes due 2033, by WBI Operating LLC.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Act”), or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated September 30, 2025 announcing the pricing of $1,425 million of senior notes by WBI Operating LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERBRIDGE INFRASTRUCTURE LLC

By: /s/ Scott L. McNeely

Name: Scott L. McNeely

Title: Executive Vice President, Chief Financial Officer

Dated: September 30, 2025